SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2001

Real Estate Opportunities, Inc.
(Exact name of registrant as specified in its charter)

                                                                      Colorado                                                         0-28789                                                                                 84-1461919
                                                 (State or other jurisdiction                                  (Commission File Number)                                                 (IRS Employer Identification No.)
                                                  of incorporation)

                                                                             3225 East 2nd Avenue, Denver CO                                                                                 80206
                                                                             (Address of principal executive offices)                                                                     (Zip Code)

                                                 Registrant's telephone number, including area code:   (303) 393-1600

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1.   Changes in Control of Registrant.

Not Applicable

Item 2.   Acquisition or Disposition of Assets.

Not Applicable

Item 3.   Bankruptcy or Receivership.

Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5.   Other Events.

We have decided to create a program to repurchase our common shares in the public market. We believe that the trading price of our common shares is too low and does not reflect their true value. We intend to make incidental purchases from time to time in the open market when we believe that we can acquire common shares at a favorable price for the benefit of our shareholders. We may purchase up to 600,000 common shares in total under this program. All purchased common shares will be retired to the authorized and unissued category.

Item 6.   Resignation of Registrant's Directors.

Not Applicable

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

Not Applicable

Item 8.    Change in Fiscal Year.

Not Applicable

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date         September 13, 2001                                                           Real Estate Opportunities, Inc.

                                                                                                              By: /s/ F. Jeffrey Krupka
                                                                                                                     F. Jeffrey Krupka
                                                                                                                     (President)